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KPMG
     1000 Walnut, Suite 1600                          Telephone 816-472-6480
     P.O. Box 13127                                   Fax 816 556 9652
     Kansas City, MO 64199


                                                                  Exhibit 23(b)

                              ACCOUNTANTS' CONSENT

The Board of Directors of Lab Holdings, Inc.

     We consent to the incorporation by reference in the Registration Statement on Form S-8 being filed under the Securities Act of 1933 by Lab Holdings, Inc. with respect to the Lab Holdings, Inc. 1997 Directors Stock Option Plan (the "Plan"), to be used in registering shares of Lab Holdings, Inc. Common Stock, of our report dated March 8, 1999, relating to the consolidated balance sheets of Lab Holdings, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, equity and cash flows and the related schedule for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Lab Holdings, Inc.


 s/KPMG LLP

Kansas City, Missouri
May 14, 1999























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